CITIZENS MORTGAGE SERVICE COMPANY
                       Suite 120, 500 Office Center Drive
                                   PO Box 1299
                         Fort Washington, PA 19034-3212

                     Tel: (215) 540-0320 Fax: (215) 540-0919


                                                              January 16, 1996



Mr. Eric M. Fishman
3236 Ayr Lane
Dresher, PA 19025

         RE:      Citizens Mortgage Service Company

Dear Eric:

         This Letter Agreement is to confirm that Citizens Mortgage Service Company (the "Company") will employ you as President and Chief Operating Officer or Chief Executive Officer of Citizens Mortgage Service Company in accordance with the following terms and conditions:

         1.       The commencement date of employment will be January 23, 1996.

         2.       The initial term of employment will be three (3) years.

         3.       Compensation will be as follows:

                  A. $150,000 per year payable biweekly less any required withholding under federal, state, or local law and elective deferrals pursuant to a deferred compensation arrangement such as the Company's 401(k) plan or any replacement thereof.

                  B. Commissions at normal rates on your own loan production.

                  C. Bonus equal to ten percent (10%) of the Company's annual net income before income taxes, as determined in accordance with GAAP, adjusted for a management fee and capital charge. In determining net income before income taxes for purposes of calculating this bonus, the bonus will not be deducted. The bonus will commence for calendar year 1996 and will be paid annually in arrears.

                  D. You will be eligible to participate in all benefit plans offered to senior executives of the Company.

         4. All compensation payable pursuant to Paragraph 3 above is guaranteed for the entire term of this Agreement and is payable to you if this Agreement is terminated by the Company except as provided below. Notwithstanding anything to the contrary, the obligation of the Company or the undersigned guarantor to pay the compensation enumerated in Sec. 3 shall cease upon the Company terminating your employment for any of the following reasons: (A) your failure to devote substantially all of your time and best efforts to fulfilling your duties as President and Chief Operating Officer or Chief Executive Officer of the Company, provided such failure continues for fiteen (15) days after notice of such failure is given to you in writing by the Company, or (B) your proven dishonesty, or (C) your illness or injury preventing you from performing your customary duties for a period of six (6) consecutive months, or (D) your death, or (E) any determination by a court, government agency, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, or arbitration panel, or your plea of "no contest" in any proceeding, with respect to a felony, fraud, embezzlement, or any other activity involving either your moral turpitude or your unjust personal enrichment.

5. You hereby accept the employment offered on the terms herein and you agree that for a period of three years beginning with the commencement date of employment, indicated above, that you will not compete either directly or indirectly with the Company. Notwithstanding anything to the contrary, you will not be prohibited from competing either directly or indirectly with the Company if: (A) the Company directly or through the undersigned guarantor breaches any of its obligations hereunder and such breach is not cured within five (5) business days after you have given written notice both to the Company and the undersigned guarantor of such breach, or (B) this Letter Agreement is terminated by the unanimous consent of the parties hereto. Furthermore, you agree that you will devote substantially all of your time and best efforts to fulfilling your duties as President and Chief Operating Officer or Chief Executive Officer of the Company.

         Please confirm your acceptance by signing below and returning the duplicate original to me.

                                            Very truly yours,




                                            /s/James A. Rogers
                                            James A. Rogers, Chairman & CEO
                                            Citizens Mortgage Service Company


                                            The financial obligations of this
                                            agreement set forth in Sec. 3 are
                                            guaranteed by Helmstar Group, Inc.,
                                            its successors and/or assigns



                                            /s/  George W. Benoit
                                            George W. Benoit, Chairman
                                            Helmstar Group, Inc.

Agreed and Accepted
as of this 17th day
of January 1996



/s/Eric M. Fishman
Eric M. Fishman